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                                                                    EXHIBIT 23.4



                       Consent of Independent Accountants
                       ----------------------------------


    We have issued our report dated May 23, 1997, on the consolidated financial statements of SparBank, Incorporated and Subsidiary as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, included in the Annual Report on Form 10-K of First Midwest Bancorp, Inc. for the year ended December 31, 1997. We hereby consent to the incorporation by reference of our report in the Registration Statement of First Midwest Bancorp on the Post-Effective Amendment No. 1 to form S-3 (File No. 333-37809) and to the use of our name as it appears under the caption "EXPERTS."



                                        /s/ Grant Thornton LLP


    Chicago, Illinois
    March 4, 1998